EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

 PURSUANT TO 18 U.S.C. SECTION 1350

 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Counter Press Acquisition Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Michael Kalt, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2022

/s/ Michael Kalt
Michael Kalt
Chief Financial Officer
(Principal Financial and Accounting Officer)